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                                                                    EXHIBIT 3.4

                            File Number 5579-707-2


                              STATE OF ILLINOIS
                                  OFFICE OF
                            THE SECRETARY OF STATE
                                    [SEAL]


        WHEREAS, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

                              DONLAR CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

                IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 14TH day of DECEMBER A.D.
         [SEAL] 1992 and of the Independence of the United States the two-hundred and 17TH.

                                              /s/ GEORGE H. RYAN
                                        ---------------------------------
                                                SECRETARY OF STATE
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
Form BCA-10.30                                  ARTICLES OF AMENDMENT                           DEC. 16, 1992
(Rev. Jan. 1991)                                                                                File #5579-707-2
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George H. Ray                                           FILED                                      SUBMIT IN DUPLICATE
Secretary of State                                                                              --------------------------------
Department of Business Services                      DEC 14 1992                                    This space for use by
Springfield, IL 62756                               GEORGE H. RYAN                                   Secretary of State
Telephone (217) 782-1832                          SECRETARY OF STATE                            Date 11-14-92

                                                                                                Franchise Tax     $
Remit payment in check or money                                                                 Filing Fee        $ 25.00
order, payable to "Secretary of State."                                                         Penalty           $

                                                                                                Approved: [Signature]
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
1.      CORPORATE NAME:         DONLAR CORPORATION                                          PAID DEC 16 1992
                         ---------------------------------------------------------------------------------------------------------
                                                                                                                     (Note 1)

2.      MANNER OF ADOPTION AND TEXT OF AMENDMENT:

                  The following amendment of the Articles of Incorporation was adopted on December 1,

                  1992 in the manner indicated below. ("X one box only)


        /   /     By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

                                                                                                                     (Note 2)
        /   /     By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

                                                                                                                     (Note 3)
        /   /     By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

                                                                                                                     (Note 4)
        /   /     By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

                                                                                                                     (Note 4)
        / X /     By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                                                                                                                     (Note 4)

When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I:  The name of the corporation is:


--------------------------------------------------------------------------------
                                   (NEW NAME)






                All changes, other than name, include on page 2
                                    (over)

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                            Text of Amendment

   (Any article being amended is required to be set forth in its entirety)

RESOLVED, that Paragraph 1 of Article Four of the Articles of Incorporation be amended to read as follows:


        ARTICLE FOUR

        Paragraph 1:    The authorized shares shall be

                                                             Number of
        Class           Par Value Per Share             Shares authorized
        -----           -------------------             -----------------

        Common                  None                        8,000,000

3. The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

        No Change


4. (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows:
    (If not applicable, insert "No change")

        No Change

    (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

        No Change

                                          Before Amendment    After Amendment
                        Paid-in Capital   $_______________    $______________

                      (COMPLETE EITHER ITEM 5 OR 6 BELOW)

5. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.


    Dated  December 1, 1992                DONLAR CORPORATION
          ----------------------------     ----------------------------------
                                               (Exact Name of Corporation)

    attested by   Larry P. Koskan          by   Larry P. Koskan
                ----------------------        -------------------------------
                (Signature of Secretary           (Signature of President
                or Assistant Secretary)              or Vice President)

               Larry P. Koskan                      Larry P. Koskan
    ----------------------------------     ----------------------------------
      (Type or Print Name and Title)         (Type or Print Name and Title)

6. If amendment is authorized by the incorporators, the incorporators must sign below.

                                       OR

    If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

    The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

    Dated  ___________________, 19___

    ----------------------------------     ----------------------------------

    ----------------------------------     ----------------------------------

    ----------------------------------     ----------------------------------

    ----------------------------------     ----------------------------------

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                            NOTES AND INSTRUCTIONS


NOTE 1: State the true exact corporation name as it appears on the records of the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.
                                                                (Section 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only six instances, as follows:
        (a) to remove the names and addresses of directors named in the articles of incorporation;
        (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to Section 5.10 is also filed;
        (c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
        (d) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
        (e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05.
        (f) to restate the articles of incorporation as currently amended.
                                                                (Section 10.15)

NOTE 4: All amendments not adopted under Section 10.10 or Section 10.15 require
        (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

        Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

        To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

        The articles of incorporation may supercede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (Section 10.20)

NOTE 5: When shareholder approval is by written consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the
        passage of the amendment.                       (Sections 7.10 & 10.20)


        The filing fee for articles of amendment - $25.00
        The filing fee for restated articles - $100.00